Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2019 and 2018, June 30, 2019 and 2018
and the Nine-Month Periods Ended September 30, 2019 and 2018

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2019
Composite Materials	$294.5	$78.9	$74.6	$448.0
Engineered Products	91.4	30.9	2.2	124.5
Total	$385.9	$109.8	$76.8	$572.5
	68%	19%	13%	100%

Second Quarter 2019
Composite Materials	$323.7	$79.6	$80.7	$484.0
Engineered Products	92.8	32.2	—	125.0
Total	$416.5	$111.8	$80.7	$609.0
	68%	18%	14%	100%

Third Quarter 2018
Composite Materials	$285.7	$70.1	$77.0	$432.8
Engineered Products	87.4	20.3	—	107.7
Total	$373.1	$90.4	$77.0	$540.5
	69%	17%	14%	100%

Second Quarter 2018
Composite Materials	$300.6	$73.2	$72.0	$445.8
Engineered Products	83.2	18.5	—	101.7
Total	$383.8	$91.7	$72.0	$547.5
	70%	17%	13%	100%

Year to date September 30, 2019
Composite Materials	$941.6	$236.2	$241.9	$1,419.7
Engineered Products	276.3	93.2	2.2	371.7
Total	$1217.9	$329.4	$244.1	$1,791.4
	68%	18%	14%	100%

Year to date September 30, 2018
Composite Materials	$889.5	$217.4	$216.3	$1,323.2
Engineered Products	250.1	54.8	—	304.9
Total	$1,139.6	$272.2	$216.3	$1,628.1
	70%	17%	13%	100%